Exhibit 99.1
Toast Announces Third Quarter 2025 Financial Results

Annualized recurring run-rate (ARR) grew 30%, crossing $2.0 billion as of September 30, 2025
Added approximately 7,500 net new Locations in third quarter 2025
Net income was $105 million and Adjusted EBITDA was $176 million in third quarter

BOSTON, MA – November 4, 2025 – Toast (NYSE: TOST), the all-in-one digital technology platform built for restaurants, today reported financial results for the third quarter ended September 30, 2025.

“Toast delivered another strong quarter - ARR grew 30% to over $2.0 billion, Adjusted EBITDA was $176 million, and we added approximately 7,500 net locations and now power 156,000 locations globally,” said Toast CEO Aman Narang. “We have an incredible opportunity to drive sustained growth over the next decade as we expand our leadership across U.S. restaurants, scale in new markets, and further expand our TAM. Our most recent launches of Toast IQ and Toast Advertising are already helping customers both increase revenue and operate more efficiently. With the momentum we have and the investments we’re making in our platform, in AI, and in our partner ecosystem, I’ve never been more confident in the opportunity ahead.”

Financial Highlights for the Third Quarter of 2025

•ARR increased 30% year over year to $2.0 billion as of September 30, 2025.
•Total Locations increased 23% year over year to approximately 156,000.
•Gross Payment Volume (GPV) increased 24% year over year to $51.5 billion.
•GAAP subscription services and financial technology solutions gross profit grew 34% year over year to $490 million. Non-GAAP subscription services and financial technology solutions gross profit grew 34% year over year to $506 million.
•GAAP income from operations was $84 million in Q3 2025 compared to GAAP income from operations of $34 million in Q3 2024.
•GAAP net income was $105 million in Q3 2025 compared to GAAP net income of $56 million in Q3 2024. Adjusted EBITDA was $176 million in Q3 2025 compared to Adjusted EBITDA of $113 million in Q3 2024.
•Net cash provided by operating activities of $165 million and Free Cash Flow of $153 million in Q3 2025, compared to net cash provided by operating activities of $109 million and Free Cash Flow of $97 million, in Q3 2024.

Percentages may not tie due to rounding. For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the sections titled “Key Business Metrics” and “Non-GAAP Financial Measures,” as well as the reconciliations of non-GAAP financial measures to their nearest comparable GAAP financial measures at the end of this press release.

Outlook1

For the fourth quarter ending December 31, 2025, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $480 million to $490 million (22-25% growth compared to Q4 2024)
•Adjusted EBITDA in the range of $140 million to $150 million

For the full year ending December 31, 2025, Toast expects to report:
•Non-GAAP subscription services and financial technology solutions gross profit in the range of $1,865 million to $1,875 million (32% growth compared to 2024, up from 28-29% growth)
1 A reconciliation of these forward looking Non-GAAP measures to the corresponding GAAP measure is not available without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to the change in fair value of our warrant liability and stock-based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

•Adjusted EBITDA in the range of $610 million to $620 million (up from $565 million to $585 million)

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” in this press release.

Recent Business Highlights

•Toast announced a major expansion of the Toast IQ intelligence ecosystem with a conversational AI assistant for restaurants and food & beverage retailers. Designed as an operator’s ‘right hand,’ Toast IQ offers personalized, timely recommendations; enables users to ask complex questions in plain language, and receive tailored advice and guidance; and take action within a single conversational interface. Additionally, Toast is collaborating with The Coca-Cola Company on an exclusive AI-powered feature within Toast IQ designed to help improve beverage sales.
•Toast recently signed several large scale operators to join its platform, including Nordstrom, TGI Fridays® and Everbowl. Nordstrom is implementing the Toast platform at nearly 200 dining locations across approximately 100 stores in the United States. Nordstrom selected Toast for its proven ability to support a wide range of concepts from coffee bars and cafes to full service restaurants.
•Toast announced a multi-year strategic global partnership with Uber Technologies, Inc. (NYSE: UBER) focused on product innovation and go-to market initiatives designed to help restaurants grow their businesses and better serve guests. Beginning in the United States and Canada, Toast and Uber will deepen their integration to help restaurants better manage digital ordering operations, enhance the guest experience, and grow sales.
•In 2025, Toast was proud to partner with 14 out of 20 of Bon Appétit’s Best New Restaurants, which included a range of businesses hand-selected by Bon Appétit’s editors and restaurant experts from fine-dining concepts to cafes.
•Toast announced the appointment of Anu Bharadwaj to its Board of Directors. Ms. Bharadwaj, President at Atlassian, brings extensive experience in the enterprise software industry, with a proven track record of scaling businesses and leading product innovation at public companies.

Conference Call Information

Toast will host a live conference call at 5:00 p.m. Eastern Time on Tuesday, November 4, 2025. The live webcast of the conference call can be accessed through Toast’s investor relations website at http://investors.toasttab.com. A replay of the webcast will be available for a period of 90 days after the call.

Toast has used, and intends to continue to use, its Investor Relations website (http://investors.toasttab.com), as well as the Toast Newsroom (https://pos.toasttab.com/news), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Toast’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Toast’s Investor Relations website address, and any hyperlinks are only inactive textual references.

About Toast

Toast is a cloud-based, all-in-one digital technology platform purpose-built for the entire restaurant community. Toast provides a comprehensive platform of software as a service (SaaS) products and financial technology solutions that give restaurants everything they need to run their business across point of sale, payments, operations, digital ordering and delivery, marketing and loyalty, and team management. We serve as the restaurant operating system, connecting front of house and back of house operations across service models including dine-in, takeout, delivery, catering, and retail. Toast helps restaurants streamline operations, increase revenue and deliver amazing guest experiences. For more information, visit www.toasttab.com.

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Toast or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “may,” “could,” “should,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance, but represent the beliefs of Toast and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Toast’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions or growth; results of operations; cash flows; guidance on financial results for the fourth fiscal quarter and full year of 2025; Toast’s business arrangement with Uber Technologies, Inc. and the intended benefits; the expectations of demand for Toast’s products and growth of its business; statements about new products and offerings and the benefits thereof; the growth rates in the markets in which Toast competes; Toast’s investments in technology and infrastructure; Toast’s ability to deliver innovative solutions; arrangements between Toast and its customers, including the planned and future implementation of the Toast platform at such customers’ locations; Toast’s ability to attract and retain customers and the commitments from its customers; financing plans; business strategy; operating plans; competitive positions; and growth opportunities for existing products.

The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Toast’s filings with the Securities and Exchange Commission (“SEC”), including in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations'' in Toast’s Annual Report on Form 10-K for the year ended December 31, 2024, Toast’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025 that will be filed following this earnings release, and Toast’s subsequent SEC filings. Toast can give no assurance that the plans, intentions, expectations or strategies as reflected in or suggested by those forward-looking statements will be attained or achieved. The forward-looking statements in this release are based on information available to Toast as of the date hereof, and Toast disclaims any obligation to update any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing Toast’s views as of any date subsequent to the date of this press release.

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue:
Subscription services	$244	$189	$680	$506
Financial technology solutions	1,345	1,067	3,703	2,963
Hardware and professional services	44	49	137	153
Total revenue	1,633	1,305	4,520	3,622
Costs of revenue:
Subscription services	67	56	197	159
Financial technology solutions	1,032	835	2,855	2,323
Hardware and professional services	101	91	295	279
Amortization of acquired intangible assets	1	1	3	4
Total costs of revenue	1,201	983	3,350	2,765
Gross profit	432	322	1,170	857
Operating expenses:
Sales and marketing	144	119	418	340
Research and development	102	89	277	258
General and administrative	102	80	260	229
Restructuring expenses	—	—	8	46
Total operating expenses	348	288	963	873
Income (loss) from operations	84	34	207	(16)
Other income (expense):
Interest income, net	13	9	36	30
Change in fair value of warrant liability	7	(1)	2	(37)
Other income (expense), net	—	15	—	13
Income (loss) before taxes	104	57	245	(10)
Income tax (expense) benefit	1	(1)	(4)	(3)
Net income (loss)	$105	$56	$241	$(13)
Net income (loss) per share attributable to common stockholders:
Basic	$0.18	$0.10	$0.42	$(0.02)
Diluted	$0.16	$0.07	$0.39	$(0.02)
Weighted-average shares used in computing net income (loss) per share:
Basic	585	563	580	556
Diluted	609	590	606	556

TOAST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	September 30, 2025	December 31, 2024
Assets:
Current assets:
Cash and cash equivalents	$1,357	$903
Marketable securities	500	514
Accounts receivable, net	121	115
Inventories, net	104	118
Other current assets	413	325
Total current assets	2,495	1,975
Property and equipment, net	100	98
Operating lease right-of-use assets	23	25
Intangible assets, net	16	20
Goodwill	113	113
Restricted cash	76	59
Other non-current assets	148	118
Total non-current assets	476	433
Total assets	$2,971	$2,408
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$50	$37
Deferred revenue	63	59
Accrued expenses and other current liabilities	798	715
Total current liabilities	911	811
Warrants to purchase common stock	20	22
Operating lease liabilities, non-current	18	24
Other long-term liabilities	8	6
Total liabilities	957	863
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock	—	—
Common stock	—	—
Accumulated other comprehensive income (loss)	3	(1)
Additional paid-in capital	3,374	3,150
Accumulated deficit	(1,363)	(1,604)
Total stockholders’ equity	2,014	1,545
Total liabilities and stockholders’ equity	$2,971	$2,408

TOAST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited) (in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$105	$56	$241	$(13)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13	12	48	35
Stock-based compensation expense	66	60	186	193
Amortization of deferred contract acquisition costs	25	21	73	59
Change in fair value of warrant liability	(7)	1	(2)	37
Credit loss expense	26	18	66	50
Stock-based charitable contribution expense	6	5	6	5
Gain on warrant extinguishment	—	(14)	—	(14)
Other non-cash items	7	(1)	7	(3)
Changes in operating assets and liabilities:
Accounts receivable, net	(4)	(9)	(20)	(54)
Other current assets	(12)	3	(22)	(11)
Deferred contract acquisition costs	(36)	(32)	(109)	(95)
Inventories, net	(1)	4	14	12
Accounts payable	(2)	(3)	11	(1)
Accrued expenses and other current liabilities	(20)	(8)	(23)	(7)
Deferred revenue	4	(1)	6	23
Operating lease right-of-use assets and operating lease liabilities, net	(5)	(1)	(6)	(1)
Other assets and liabilities	0	(2)	(9)	(2)
Net cash provided by operating activities	165	109	467	213
Cash flows from investing activities:
Capital expenditures	(12)	(12)	(37)	(41)
Purchases of marketable securities	(90)	(76)	(371)	(353)
Proceeds from the sale of marketable securities	38	27	135	80
Maturities of marketable securities	60	71	253	290
Net cash provided by (used in) investing activities	(4)	10	(20)	(24)
Cash flows from financing activities:
Payments of issuance costs of the revolving credit facility	—	—	(3)	—
Change in customer funds obligations, net	4	13	49	40
Proceeds from issuance of common stock	38	29	78	84
Warrant repurchase	—	(61)	—	(61)
Repurchases of Class A common stock	(23)	(20)	(54)	(56)
Net cash provided by (used in) financing activities	19	(39)	70	7
Effect of exchange rate changes on cash and cash equivalents and restricted cash	—	—	3	1
Net increase in cash, cash equivalents, cash held on behalf of customers and restricted cash	180	80	520	197
Cash, cash equivalents, cash held on behalf of customers and restricted cash at beginning of period	1,425	864	1,085	747
Cash, cash equivalents, cash held on behalf of customers and restricted cash at end of period	$1,605	$944	$1,605	$944
Reconciliation of cash, cash equivalents, cash held on behalf of customers and restricted cash
Cash and cash equivalents	1,357	761	1,357	761
Cash held on behalf of customers	172	127	172	127
Restricted cash	76	56	76	56
Total cash, cash equivalents, cash held on behalf of customers and restricted cash	$1,605	$944	$1,605	$944

Non-GAAP Financial Measures

In this press release, Toast refers to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with United States generally accepted accounting principles (“GAAP”). Toast uses certain non-GAAP financial measures, as described below, to understand and evaluate its core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of Toast’s financial performance and should not be considered substitutes for, or superior to, the financial information prepared and presented in accordance with GAAP. Toast believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of its past performance and future prospects, and allow for greater transparency with respect to important metrics used by Toast’s management for financial and operational decision-making.

In the tables below, Toast has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with GAAP, and the financial results that Toast calculates and presents in the table in accordance with GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.

The following are the non-GAAP financial measures referenced in this press release and presented in the tables below:

•Adjusted EBITDA is defined as net income (loss), adjusted to exclude stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, interest income (expense), net, income taxes and certain other items that are not considered to reflect our operating activities and performance within the ordinary course of business, such as restructuring and restructuring-related expenses, acquisition expenses, fair value adjustments on warrant liabilities, gain on warrant extinguishment, expenses related to early termination of leases (which includes associated asset impairments) and stock-based charitable contribution expense, as applicable.

•Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit is defined as subscription services gross profit and financial technology solutions gross profit, adjusted to exclude stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Costs of Revenue are defined as costs of revenue excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Gross Profit is defined as gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Subscription Services Gross Profit is defined as subscription services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Financial Technology Solutions Gross Profit is defined as financial technology solutions gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Hardware and Professional Services Gross Profit is defined as hardware and professional services gross profit excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Non-Payments Financial Technology Solutions Gross Profit is defined as financial technology gross profit excluding payments financial technology gross profit.

•Non-GAAP Sales and Marketing Expenses are defined as sales and marketing expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP Research and Development Expenses are defined as research and development expenses excluding stock-based compensation expense and related payroll tax expense, and depreciation and amortization expense.

•Non-GAAP General and Administrative Expenses are defined as general and administrative expenses excluding stock-based compensation expense and related payroll tax expense, depreciation and amortization expense, acquisition expenses, expenses related to early termination of leases (which includes associated asset impairments), and stock-based charitable contribution expense.

•Free Cash Flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalization of internal-use software costs (collectively referred to as capital expenditures).

Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow do not purport to represent profitability and liquidity measures as defined in accordance with GAAP. These measures are provided to investors and others to improve the quarter-to-quarter and year-to-year comparability of Toast's financial results and to ensure that investors understand the information Toast uses to evaluate the performance of its businesses.

Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations since they do not include the impact of certain expenses and cash flows that are reflected in our Consolidated Statements of Operations and Consolidated Statements of Cash Flows. Thus, our Adjusted EBITDA, Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit, Non-GAAP Costs of Revenue, Non-GAAP Gross Profit, Non-GAAP Subscription Services Gross Profit, Non-GAAP Financial Technology Gross Profit, Non-GAAP Hardware and Professional Services Gross Profit, Non-GAAP Non-Payments Financial Technology Solutions Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Key Business Metrics

In addition, Toast also uses the following key business metrics to help it evaluate its business, identify trends affecting its business, formulate business plans, and make strategic decisions:

1.Gross Payment Volume (“GPV”) is defined as the sum of total dollars processed through the Toast payments platform across Toast Processing Locations in a given period. GPV is a key measure of the scale of Toast’s platform, which in turn drives our financial performance. As Toast customers generate more sales and therefore more GPV, Toast generally sees higher financial technology solutions revenue.

2.Annualized Recurring Run-Rate (“ARR”) is defined as a key operational measure of the scale of Toast’s subscription and payment processing services for both new and existing customers. To calculate ARR, Toast first calculates recurring run-rate on a monthly basis. Monthly Recurring Run-Rate, or MRR, is measured on the final day of each month as the sum of (i) Toast’s monthly billings of subscription services fees, which we refer to as the subscription component of MRR, and (ii) Toast’s in-month adjusted payments services fees, exclusive of estimated transaction-based costs, which we refer to as the payments component of MRR. MRR does not include fees derived from Toast Capital or related costs. MRR is also not burdened by the impact of SaaS credits offered. The MRR calculation includes all locations on the Toast platform and locations on legacy solutions, which have a negligible impact on ARR.

ARR is determined by taking the sum of (i) twelve times the subscription component of MRR and (ii) four times the trailing-three-month cumulative payments component of MRR. Toast believes this approach provides an indication of its scale, while also controlling for short-term fluctuations in payments volume. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction with the Toast platform, pricing, competitive offerings, economic conditions, or overall changes in Toast’s customers’ and their guests’ spending levels. ARR is an operational measure, does not reflect Toast’s revenue or gross profit determined in accordance with GAAP, and should be viewed independently of, and not combined with or substituted for, Toast’s revenue, gross profit, and other financial information determined in accordance with GAAP. Further, ARR is not a forecast of future revenue and investors should not place undue reliance on ARR as an indicator of Toast’s future or expected results.

Locations

We define a live location, or Location, as a unique location that has used Toast Point of Sale to record transaction volumes above a minimum threshold, and has not been marked as a churned location as of the date of determination. A Location can use Toast payment services, which we refer to as a Toast Processing Location, or for select enterprise customers, not use Toast’s payment services, which we refer to as a Non-Toast Processing Location. Customers of legacy solutions provided by companies that we have acquired, that do not use Toast Point of Sale, are not included in our Location count.

Summary of Key Business Metrics and Non-GAAP Results
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(dollars in billions)	2025	2024	% Growth	2025	2024	% Growth
Gross Payment Volume (GPV)	$51.5	$41.7	24%	$143.6	$116.9	23%

	As of September 30,
(dollars in millions)	2025	2024	% Growth
Payments Annualized Recurring Run-Rate	$1,014	$774	31%
Subscription Annualized Recurring Run-Rate	1,002	780	28%
Total Annualized Recurring Run-Rate (ARR)	$2,016	$1,554	30%

Adjusted EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2025	2024	2025	2024
Net income (loss)	$105	$56	$241	$(13)
Stock-based compensation expense and related payroll tax	70	61	198	193
Depreciation and amortization	15	12	50	32
Interest income, net	(13)	(9)	(36)	(30)
Gain on warrant extinguishment	—	(14)	—	(14)
Change in fair value of warrant liability	(7)	1	(2)	37
Termination of leases	1	—	1	2
Stock-based charitable contribution expense	6	5	6	5
Restructuring and restructuring-related expenses(1)	0	0	8	46
Income tax expense (benefit)	(1)	1	4	3
Adjusted EBITDA	$176	$113	$470	$261
(1) Restructuring and restructuring-related expenses for the nine months ended September 30, 2025 include $5 million of severance benefits and $3 million of stock-based compensation expense. Restructuring and restructuring-related expenses for the nine months ended September 30, 2024 include $32 million of severance benefits, $12 million of stock-based compensation expense, and $2 million of accelerated depreciation related to facilities.

Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit (Non-GAAP)	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2025	2024	2025	2024
Gross profit (GAAP):
Subscription services	$177	$133	$483	$347
Financial technology solutions	313	232	848	640
Adjustments:
Stock-based compensation expense and related payroll tax	4	5	13	16
Depreciation and amortization	12	8	41	22
Non-GAAP Subscription Services and Financial Technology Solutions Gross Profit (Non-GAAP)	$506	$378	$1,385	$1,025

Non-GAAP Costs of Revenue	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2025	2024	2025	2024
Costs of revenue	$1,201	$983	$3,350	$2,765
Stock-based compensation expense and related payroll tax	(9)	(11)	(30)	(33)
Depreciation and amortization	(14)	(9)	(45)	(27)
Non-GAAP costs of revenue	$1,178	$963	$3,275	$2,705

Non-GAAP Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2025	2024	2025	2024
Gross profit	$432	$322	$1,170	$857
Stock-based compensation expense and related payroll tax	9	11	30	33
Depreciation and amortization	14	9	45	27
Non-GAAP gross profit	$455	$342	$1,245	$917

Non-GAAP Subscription Services Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2025	2024	2025	2024
Subscription services gross profit	$177	$133	$483	$347
Stock-based compensation expense and related payroll tax	4	5	13	16
Depreciation and amortization	11	8	40	22
Non-GAAP subscription services gross profit	$192	$146	$536	$385

Non-GAAP Financial Technology Solutions Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2025	2024	2025	2024
Financial technology solutions gross profit	$313	$232	$848	$640
Stock-based compensation expense and related payroll tax	—	—	—	—
Depreciation and amortization	—	—	—	—
Non-GAAP financial technology solutions gross profit	$313	$232	$848	$640

Non-GAAP Hardware and Professional Services Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2025	2024	2025	2024
Hardware and professional services gross profit	$(57)	$(42)	$(158)	$(126)
Stock-based compensation expense and related payroll tax	5	6	17	17
Depreciation and amortization	1	—	1	1
Non-GAAP hardware and professional services gross profit	$(51)	$(36)	$(140)	$(108)

Non-GAAP Non-Payments Financial Technology Solutions Gross Profit	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2025	2024	2025	2024
Financial technology solutions gross profit	$313	$232	$848	$640
Payments financial technology solutions gross profit	(255)	(189)	(703)	(529)
Non-GAAP non-payments financial technology solutions gross profit	$58	$43	$145	$111

Non-GAAP Sales and Marketing Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2025	2024	2025	2024
Sales and marketing expenses	$144	$119	$418	$340
Stock-based compensation expense and related payroll tax	(15)	(13)	(46)	(43)
Depreciation and amortization	(1)	(1)	(3)	(2)
Non-GAAP sales and marketing expenses	$128	$105	$369	$295

Non-GAAP Research and Development Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2025	2024	2025	2024
Research and development expenses	$102	$89	$277	$258
Stock-based compensation expense and related payroll tax	(29)	(22)	(73)	(66)
Depreciation and amortization	—	(1)	(1)	(2)
Non-GAAP research and development expenses	$73	$66	$203	$190

Non-GAAP General and Administrative Expenses	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2025	2024	2025	2024
General and administrative expenses	$102	$80	$260	$229
Stock-based compensation expense and related payroll tax	(17)	(15)	(49)	(51)
Depreciation and amortization	—	(1)	(1)	(1)
Termination of leases	(1)	—	(1)	(2)
Stock-based charitable contribution expense	(6)	(5)	(6)	(5)
Non-GAAP general and administrative expenses	$78	$59	$203	$170

Free Cash Flow	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2025	2024	2025	2024
Net cash provided by operating activities	$165	$109	$467	$213
Capital expenditures	(12)	(12)	(37)	(41)
Free cash flow	$153	$97	$430	$172

Sums may not equal totals due to rounding.

TOST-FIN

Contacts
Media: media@toasttab.com
Investors: IR@toasttab.com

Source: Toast, Inc.